SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FEDERAL SCREW WORKS
               (Name of Registrant as Specified In Its Charter)

                       ____________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________________

    (5) Total fee paid:
        _______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: ________________________________________________

    2) Form, Schedule or Registration Statement No.: __________________________

    3) Filing Party: __________________________________________________________

    4) Date Filed: ____________________________________________________________

                              FEDERAL SCREW WORKS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

      Notice is Hereby Given, that the Annual Meeting of Shareholders of FEDERAL SCREW WORKS, a Michigan corporation, will be held at the offices of the Company, 2400 Buhl Building, Detroit, Michigan 48226, on THURSDAY, OCTOBER 24, 1996 at 10:00 (Detroit time) in the forenoon of said day, for the following purposes:

      1. To elect two directors for a term of three years and until their successors shall be duly elected and qualified.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business September 3, 1996 will be entitled to notice of and to vote with respect to this solicitation.

                           By Order of the Board of Directors,

                              FEDERAL SCREW WORKS

                              W. T. ZurSchmiede, Jr., Secretary

                              Principal executive office:
                              2400 Buhl Building
                              Detroit, Michigan 48226

Detroit, Michigan
September 27, 1996

                  PLEASE FILL IN, SIGN AND MAIL PROMPTLY THE
                    ACCOMPANYING PROXY, WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF SHAREHOLDERS

      This statement is furnished in connection with the solicitation of Proxies being made by the Board of Directors of Federal Screw Works (hereinafter designated the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on THURSDAY, OCTOBER 24, 1996 and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of the Company, 2400 Buhl Building, Detroit, Michigan 48226.

      The Company has only one class of securities, consisting at the close of business on September 3, 1996 of 1,086,662 issued and outstanding shares of common stock of the par value of $1.00 per share. Each of the 1,086,662 shares is entitled to one vote at the Shareholders meeting. The common stock transfer books will not be closed, but only Shareholders of record as of the close of business September 3, 1996 will be entitled to receive notice of and to vote with respect to this solicitation. The approximate date on which the proxy statement and form of proxy are to be first sent or given to security holders is September 27, 1996.

      Execution and return of a Proxy will not in any way affect a Shareholder's right to attend the meeting and to vote in person, and a Shareholder giving a Proxy has the power to revoke it at any time before it is exercised. Properly executed Proxies in the accompanying form, received in due time, and not previously revoked, will be voted at the meeting, or any adjournment thereof, as specified therein.

Election of Directors and Security Ownership of Management

      The Company's Articles of Incorporation provide that the number of Directors, as determined from time to time by the Board of Directors shall be seven, which number may be increased or decreased from time to time, but not to less than three. The Board of Directors has fixed the number of Directors at seven. Further in accordance with the Articles, the Board of Directors is divided into three classes, each class as equal in number as possible. At the 1996 Annual Meeting a total of two Directors is to be elected for a three-year term and in each case until their successors are elected and qualified. Those nominees are presently two of the Directors of the Company whose terms expire at the meeting. Other Directors whose terms have not expired will continue in office in accordance with their previous elections. The favorable vote of at least two-thirds (2/3) of the issued and outstanding shares of common stock will be required to elect Directors. An abstention by a Shareholder or a Broker non-vote has the effect of a negative vote. Votes cast are counted by two Inspectors of Election, one of which is the State Street Bank & Trust Co., the Company's Stock Transfer Agent. Management has nominated for election as such two Directors the persons named in the following table, which sets forth certain information as to each of the nominees and each Director whose term as such will continue after the Annual Meeting. The persons named in the enclosed form of Proxy will vote such Proxy for the election of such nominees. Although management does not contemplate that any of the nominees will be unable to serve, in the event that any nominee is unable to serve as Director at the date of the Annual Meeting, the Proxy will be voted in such case for any other nominee as may be designated by the present Board of Directors, or the Board of Directors may appropriately reduce the number of Directors to be elected. The names of such nominees, and of the Directors who will continue as such for their respective terms, their principal occupations, the year in which each first became a member of the Board of Directors of the Company and their beneficial ownership of common stock of the Company as of September 3, 1996 are as follows:

                                                                                Amount and
                                                                                  Nature
                                                                               of Beneficial
                                                                                 Ownership
                                                                                   as of
  Name and Principal                                      Term     Director     September 3,     Percent
      Occupation                                         Expires     Since         1996**       of Class
 --------------------------                              -------   --------    --------------   --------
Nominees standing for election to term expiring
in 1999:

Dr. Thomas W. Butler, Jr.+
    President, Thomas W. Butler & Associates, Inc.,
    business consultants. Vice President, The Genlyte
    Group, 1985 to 1987, manufacturer of lighting
    systems. Dean, School of Engineering and Computer
    Science, Oakland University, Rochester, Michigan,
    1984 to 1985. Vice President, Engineering and                                                 less
    Research, AMF Inc., manufacturers of leisure and                                              than
    industrial products, 1974 to 1984. Age 73. ......     1996       1978           1,000          1%

Robert F. ZurSchmiede*
    Vice President--Romulus Divisions, since 1986.
    Vice President and General Manager of the Romulus
    Division, 1984 to 1986; Assistant General Manager
    of the Romulus Division, 1983 to 1984; Assistant
    Manufacturing Manager, Romulus Division, 1982 to
    1983; Sales Representative for the Company, 1981
    to 1982; Inventory Control Supervisor, Detroit and
    Romulus Divisions, 1979 to 1981; Production
    Foreman Big Rapids and Detroit Divisions, 1979.
    Age 43. .........................................     1996       1984          81,664(a)      7.5%

Directors continuing in office for their respective terms:

Hugh G. Harness*
    Business Consultant. President of the Company,
    1985 through Jan. 1994. Executive Vice President,
    1982 to 1985. Senior Vice President--Corporate
    Development, 1976 to 1982. Vice President--
    Corporate Development, 1975 to 1976. Member of
    Harness, Dickey and Pierce law firm, Patent
    Counsel to the Company, 1954 to 1975. Age 65. ...     1997       1965         106,122(b)      9.8%

John J. Slavin+

    President of Professional Corporation law firm
    since 1969. Since April 1992, Of Counsel to Dykema
    Gossett PLLC law firm which provides legal
    services to the Company. Age 75. ................     1998       1965          15,233(c)      1.4%

F. D. Tennent+
    Business Consultant. Senior Vice President--
    Finance & Secretary of the Company, 1976 to 1986.
    Treasurer, 1983 to 1986. Vice President--                                                     less
    Finance, Secretary-Treasurer of the Company, 1969                                             than
    to 1976. Age 70. ................................     1998       1978           1,000          1%

                           2

W. T. ZurSchmiede, Jr.*
    Chairman of the Board & Chief Executive Officer
    since 1978; Chief Financial Officer, Secretary
    and Treasurer, since 1988. President of the
    Company and Chief Executive Officer, 1970 to
    1978. Age 70. ...................................     1998       1959         132,726(d)      12.2%

Thomas ZurSchmiede*
    President of the Company, Feb. 1994. Vice
    President--Big Rapids Division, 1988-1994; Vice
    President--Corporate Development, 1984-1988;
    Director of Corporate Development, 1983 to 1984;
    General Manager, Votrax Division of the Company,
    1983; Assistant to the President of the Company,
    1981 to 1983. Age 45. ...........................     1997       1984          70,078(e)       6.4%

Executive Officers of the Company who are not
Directors:

J.M. O'Brien ........................................                              28,200          2.6%
Jeffrey M. Harness ..................................                              29,558          2.7%
All Directors and Officers of the Company as a
  group .............................................                             454,181         41.8%

* Member of Executive Committee of the Company's Board of Directors.

+ Member of Audit Committee of the Company's Board of Directors.
- ----------------
NOTES:

** Numerical Key: (1) sole voting power (2) shared voting power
                  (3) sole investment power (4) shared investment power

(a)(1) 76,864 including 5,800 contingent shares as to which see Restricted Stock Bonus Plans, page 10. (2) 4,800 (3) 71,064 (4) 4,800. Also includes 4,800 shares held as co-trustee for a niece and nephews which shares are also attributable to Thomas ZurSchmiede, who shares the related voting and investment powers. Also includes 27,300 shares for which Mr. ZurSchmiede is custodian for his children, the beneficial ownership of which may be attributable to Mr. ZurSchmiede. Mr. ZurSchmiede disclaims beneficial ownership of all but 49,564 shares owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 7%.

(b)(1) 30,228 including 2,800 contingent shares as to which see Restricted Stock Bonus Plans, page 10. (2) 10,900 (3) 27,428 (4) 10,900. Also includes
   41,876 shares owned by Mr. Harness' wife, 22,118 shares owned by his children and 1,000 shares owned by his mother, the beneficial ownership of which may be attributable to Mr. Harness and 6,600 shares owned by the W.
   T. ZurSchmiede, Sr. Foundation of which Mr. and Mrs. Harness and Mr. ZurSchmiede, Jr. comprise the three Trustees. Mr. Harness disclaims beneficial ownership of all but 30,228 shares owned by him and 4,300 shares owned jointly with Mrs. Harness. 6,600 of the shares attributed to Mr. Harness are also attributed to Mr. ZurSchmiede Jr., who shares the related voting and investment power. Mr. Harness is Mr. ZurSchmiede, Jr.'s brother-in-law. The elimination of duplicate holdings reduces percent of class to 9.2%.

(c)(1) 15,233, (3) 15,233. Includes 10,733 shares owned by a family trust of which Mr. Slavin is Trustee and 4,500 shares owned by his Professional Corporation.

(d)(1) 12,400 including 4,200 contingent shares as to which see Restricted Stock Bonus Plans, page 10. (2) 6,600 (3) 8,200 (4) 6,600. Also includes 113,726 shares owned by Mr. ZurSchmiede's daughters and their spouses, individually and as custodian for grandchildren, and 6,600 shares owned by the W. T. ZurSchmiede, Sr. Foundation, of which he is a Trustee, the beneficial ownership of all of which may be

                                         3

   attributable to Mr. ZurSchmiede. Mr. ZurSchmiede disclaims beneficial ownership of all but 12,400 shares owned by him. 6,600 of the shares attributed to Mr. ZurSchmiede are also attributed to Mr. Harness, who shares the related voting and investment power. The elimination of duplicate holdings reduces the percent of class to 11.6%.

(e)(1) 65,278 including 5,800 contingent shares as to which see Restricted Stock Bonus Plans, page 10. (2) 4,800 (3) 59,478 (4) 4,800. Also includes 4,800 shares held as co-trustee for a niece and nephews which shares are also attributable to Robert F. ZurSchmiede, who shares the related voting and investment powers. Mr. ZurSchmiede disclaims beneficial ownership of all but 65,278 owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 6%.

Security Ownership of Certain Beneficial Owners

      The following table sets forth as of September 3, 1996 (except as otherwise noted), information with respect to beneficial ownership of the Company's common shares by any shareholder known to the Company to beneficially own 5% or more of the Company's outstanding common shares.

           Name and Address                 Amount and Nature       Percent
          of Beneficial Owner            of Beneficial Ownership   of Class
          -------------------            -----------------------   --------
Dimensional Fund Advisors Inc.     (1)            73,500              6.76%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

FMR Corp.                          (2)           108,800             10.01%
82 Devonshire Street
Boston, Massachusetts 02109-3614

Robert F. ZurSchmiede              (3)            81,664              7.5 %

Hugh G. Harness                    (3)           106,122              9.8 %

W.T. ZurSchmiede, Jr.              (3)           132,726             12.2 %

Thomas ZurSchmiede                 (3)            70,078              6.4 %

- ----------------
(1) Under date of February 7, 1996, the Company received a confirmation of their holding from Dimensional Fund Advisors Inc., which advised the Company as follows:

          "Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401, a registered investment advisor, is deemed to have beneficial ownership of 73,500 shares of Federal Screw Works stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares."

(2) On August 23, 1996, the Company received confirmation in a telephone conversation with the FMR Corp., advising the Company as follows:

              "Pursuant to the instructions in Item 7 of Schedule 13G, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 108,800 shares or 10.01% of the common stock outstanding of Federal Screw Works ("the Company") as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940.

              The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 108,800 shares or 10.01% of the common stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

                                            4


              Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 108,800 shares owned by the Funds.

              Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

              Edward C. Johnson 3d owns 24.9% of the outstanding voting common stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp."

(3) The Company's mailing address may be used. The Nature of Beneficial Ownership is set forth in the footnotes for this shareholder under Election of Directors and Security Ownership of Management.

                         Compensation Committee Report

      The Salary Compensation Committee of the Board of Directors ("Committee") is composed of four senior Members of the Board. It is the primary responsibi-lity of the Committee to monitor the Company's compensation policies and pro-grams. The Committee recommends to the full Board the salaries of all elected officers, the allocation of any cash bonus fund among elected officers and the criteria applicable to the accrual of the cash bonus fund. The Committee is responsible for the continuing study of executive compensation generally, so that the Company may remain competitive in that regard. The three non-officer Members of the Committee also comprise the Restricted Stock Bonus Committee which recommends persons to receive restricted stock awards, the form and amount of awards to be made, and the conditions under which awards are restricted.

Executive Compensation Policy

      The base salaries of the executive officers of the Company are based on the Company's performance and the executive's contribution to the operational success of the Company as a whole, particularly in view of the very demanding conditions in the automotive industry. There were no increases in base salary in fiscal 1995 or fiscal 1996. Fiscal 1996 did result however in a further superior operating result which permitted the Company to increase its extra cash divided to $0.80 per share payable to its shareholders in October, 1996. The Compensation Committee will continue its evaluation of each executive's performance under the Company's highly competitive circumstances, as well as the Company's performance, including improving production efficiencies with emphasis on quality and parts requiring high technology. While the Compensation Committee takes into consideration the factors mentioned above, the Committee does rely to a large degree upon subjective (rather than objective) standards and evaluations to determine executive compensation.

      The Compensation Committee will continue to emphasize the Company's long-term performance and increases in shareholder value, will support a bonus incentive program based on the financial performance of the Company, and will offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of rewarding and retaining key employees.

      The Cash Bonus Plan described in footnote (1) to the Summary Compensation Table on page 7 was adopted in 1989, and is a less generous version of a similar plan in place for many years prior to 1989. The Plan is structured in such a way that no bonus amount is accrued in any fiscal year unless earnings exceed a base amount equal to eight percent of beginning of the year shareholders' equity.

CEO Compensation

      The Compensation of the Chief Executive Officer is fixed by the full Board of Directors (other than the CEO), after considering recommendations of the Compensation Committee. The Committee reviews the performance of the CEO and makes recommendations consistent with the objectives, performance, and results mentioned above. The Committee engages and consults with outside compensation consultants, and considers overall competitive compensation arrangements of other automotive industry suppliers as well as a broad range of companies, some of which may not be comparable to the Company for Performance Graph purposes. The Committee does not however specifically link remuneration of the CEO solely to quantitative measures of performance because of the extremely competitive automotive markets served by the Corporation.

      In determining the CEO's compensation, the Committee further considers the Company's improvement, on an operating basis, of its financial position, improvement in its financial structure, and improvement in shareholder value. As with the other executives, factors considered by the Committee in its recommendation to the full Board of the CEO's compensation are generally subjective.

      The CEO's long-term bonus plan, set forth in the 1995 proxy statement, the amount under which the CEO could earn out under the plan depending on certain performance goals set forth for the fiscal years 1995 and 1996, was not successfully met. This was due to a strike in one of the Company's divisions and a strike at one of the Company's major customers. No bonus was paid out under such plan. The Committee will continue studies of CEO incentive programs.

                                               Compensation Committee
                                               Thomas W. Butler, Jr.
                                               John J. Slavin
                                               F. D. Tennent
                                               W. T. ZurSchmiede, Jr.

Compensation Committee Interlocks and Insider Participation

      One Member of the Committee, W.T. ZurSchmiede, Jr., is an officer of the Company; one, the Committee Chairman, F.D. Tennent, is a former officer; and one, John J. Slavin, is Of Counsel to Dykema Gossett PLLC which regularly provides legal services to the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.

                             Executive Compensation

      The following table sets forth information with respect to the compensation paid by the Company during the Company's last three fiscal years, to (i) the Chief Executive Officer of the Company and (ii) each of the four highest compensated executive Officers of the Company whose compensation exceeded $100,000.

                          Summary Compensation Table

                                                                                     Long-Term
                                                                                   Compensation
                                                  Annual Compensation                 Awards
                                       -----------------------------------------    Restricted
                                                                  Other Annual         Stock          All Other
 Name and Principal Position    Year    Salary      Bonus(1)    Compensation (2)    Awards (3)    Compensation (4)
 ---------------------------    ----   --------   -----------   ----------------   ------------   ----------------
W. T. ZurSchmiede, Jr. ......   1996   $295,000     $181,000         $42,200             0             $13,575
  Chairman of the Board and     1995    295,000      320,000          32,900             0              11,993
  Chief Executive Officer,      1994    279,250      140,000          63,550             0               7,281
  Chief Financial Officer,
  Secretary and Treasurer

Thomas ZurSchmiede ..........   1996    290,000      181,000               0(2)          0              27,648
  President and C.O.O.          1995    290,000      180,000          43,200             0              11,040
                                1994    227,873      140,000               0             0               2,622

Robert F. ZurSchmiede .......   1996    240,000      181,000               0(2)          0              19,507
  Vice President --             1995    240,000      180,000          39,000             0               8,300
  Romulus Divisions             1994    201,500      130,000               0             0               1,366

J. M. O'Brien ...............   1996    240,000      181,000          43,732             0              26,123
  Vice President --             1995    240,000      180,000          43,600             0              11,657
  Sales and Marketing           1994    201,500      130,000               0             0               1,319

Jeffrey M. Harness ..........   1996    210,000      202,000(1)       33,327             0              11,533
  Vice President -- Chelsea     1995    210,000       80,000          34,600             0               3,551
  and Brighton Divisions        1994    169,166       80,000               0             0                 991

- ----------------
(1) A Cash Bonus Plan, the eligible participants in which are the Officers of the Company, was adopted for the fiscal year ended June 30, 1989, and has been in effect each subsequent year. The bonus fund is subject to discretionary award by the Board to those eligible participants recommended to the Board by the Chief Executive Officer and the Salary Compensation Committee. Any accrued bonus fund not awarded may be carried forward for award in the current or subsequent years. Under the Plan no allocation is made to the bonus fund in any fiscal year in which pre-tax earnings fail to exceed a base amount equal to eight (8%) percent of beginning of the year shareholders' equity. In any year that pre-tax earnings exceed the base amount, an allocation is made to the bonus fund calculated as a percentage of pre-tax earnings, the percentage being equal to the sum of one (1%) percent plus .04 of 1% for each $10,000 that pre-tax earnings exceed the base amount. The maximum percentage allowable is 9-1/2%. For the fiscal year ended June 30, 1996, the base amount was $2,476,571, the percentage allowance was 9-1/2% and the fund allocation was $866,000 all of which was awarded by the Board. The Plan has been continued for the fiscal year to be ended June 30, 1997, with the base amount of pre-tax earnings required for allocation being increased to $2,712,063 as a result of a $2,943,652 increase in shareholders' equity. Pre-tax earnings is defined to exclude the effect of FAS 106. For Jeffrey
    M. Harness, the amount shown for 1996 includes $60,000 deferred from the fiscal 1995 bonus fund, and awarded in fiscal 1996.

(2) The amount shown for each officer in 1996 includes special payments to assist them in obtaining life insurance in lieu of the Company undertaking such expense directly, and gross-up payments for tax liabilities on such insurance premium payments, at each officer's effective tax rate, as follows: W. T. ZurSchmiede, Jr., $22,385 (premium), $19,815 (tax liability gross-up); J. M. O'Brien, $23,200 and $20,532; Jeffrey M. Harness, $18,180 and $15,147. No payment for insurance premiums is shown for Robert F. ZurSchmiede or Thomas ZurSchmiede in fiscal 1996; the due date for insurance premium payments for

                                         7


    1996 and thereafter was changed by the insurance carrier to fall on birthdays; consequently their premium payments will be in November, 1996, and January, 1997, respectively, and will be set forth in the 1997 proxy statement.

(3) Subject to the contingencies of death, or retirement under the Company's Salaried Employees' Retirement Plan, the Restricted Stock Bonus Plans require that each Participant "earn out" awarded shares over a period which extends to the earlier of ten years or the Participant's normal retirement date. During the period of restriction, the certificates representing the shares are deposited with the Company. The dividend paid to shareholders of the Company is paid on these shares. At June 30, 1996, the aggregate number and market value (at the then amount of $26.00/share) of unvested restricted shares of Company common stock held by each of the named executive Officers were: W. T. ZurSchmiede, Jr., 4,200 shares valued at $109,200; Robert F. ZurSchmiede, 5,800 shares valued at $150,800; Thomas ZurSchmiede, 5,800 shares valued at $150,800; J. M. O'Brien, 5,800 shares valued at $150,800; and Jeffrey M. Harness, 4,000 shares valued at $104,000. No restricted stock awards were made in the 1994, 1995, or 1996 fiscal years.

(4) The amounts shown consist of the Company-paid portion of the premiums on additional term life insurance, and cash payments, including tax liabilities, to compensate each officer for the reduction in the Company's Salaried Pension Plan contribution for 1996 due to certain Internal Revenue Service regulations, as follows: W. T. ZurSchmiede, Jr., $13,575 (term insurance); Thomas ZurSchmiede, $3,363 (term insurance) and $24,321 (pension reduction and related tax-liability compensation); Robert F. ZurSchmiede, $1,151 and $18,356; J. M. O'Brien, $1,469 and $24,654; Jeffrey
    M. Harness, $961 and $10,572.

Comparative Performance Graph

      The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group over the same period (assuming initial investment of $100 in the Company's common stock, the S&P 500 Index and the Peer Group, and reinvestment of all dividends).

                       COMPARISON OF 5 YEAR TOTAL RETURN
               FEDERAL SCREW WORKS, S&P 500 INDEX & A PEER GROUP

                   [ PERFORMANCE CHART GRAPHIC APPEARS HERE ]

                         1991   1992   1993   1994   1995   1996
                         ----   ----   ----   ----   ----   ----
Federal Screw Works ..    100    148    174    199    275    336
S&P 500 Index ........    100    113    129    131    165    208
Peer Group ...........    100    130    136    137    145    225

(1) Four companies included in the self-determined Peer Group in the Company's 1995 Proxy Statement (Elco Industries, Hi-Shear Industries, Inc., Medalist Industries, Inc., and RB&W Corporation) are no longer publicly-traded companies as a result of stock purchase, merger, going-private or similar transactions. The Peer Group for the graph shown above included the three remaining companies from the 1995 Peer Group (Chicago Rivet & Machine Co., Penn Engineering & Manufacturing Corp., and SPS Technologies) and four new companies (SPX Corp., Simpson Industries, Inc., Park Ohio Industries, Inc., and Hastings Mfg. Co.) to replace those which are no longer publicly traded.

    In determining the Peer Group, the Company selected primarily automotive suppliers, companies which may be considered generally comparable in size or larger, with similar labor markets, are direct or partial competitors to the Company, are primarily metal working companies, and have a steady record of earnings. The index is weighted based upon the beginning of period market capitalization values.

Certain Relationships and Related Transactions

      Mr. Hugh G. Harness took early retirement as President and C.O.O. of the Company effective February 1, 1994. Mr. Harness agreed to perform consulting services for the Company for eight years with compensation for those services commencing in 1994 at $130,200 with annual reductions of $5,000 a year to

$95,200 in 2001. Mr. Harness' retirement supplement reported in previous Proxy Statements as in the monthly amount of $3,333, was increased to $4,000, payable for 120 months, commencing at his retirement. Mr. Harness' participation in the Cash Bonus Plan, reported in prior Proxy Statements, was terminated. Restricted shares of Company stock unvested as of June 30, 1996 in the number of 2,800 shares valued at $72,800 will continue to vest in accordance with the vesting schedules provided for in the grants.

Restricted Stock Bonus Plans

      The Board of Directors adopted a Restricted Stock Bonus Plan in 1979, and an Employee Restricted Stock Bonus Plan in 1983, for allocation of restricted shares of the Company's common stock to officers and other employees of the Company in recognition of their past contributions, and to encourage their future contributions, to the profitability of the Company. Allocations of restricted shares to individual employees are recommended to the Board by the Restricted Stock Bonus Committee, taking into consideration evaluations by management. Among the factors considered by the Committee are improvement in earnings, the Company's performance in relation to others in its field of business, the results of the particular Division of the Company in which an individual is employed, the performance of individual employees and such other factors as the Committee may deem relevant. The Plan is administered by the Restricted Stock Bonus Committee of the Board, none of the members of which are employees of the Company or eligible to receive such awards. No bonus shares were awarded during fiscal 1996. See further note 3 to the Summary Compensation Table, page 8.

Retirement Supplement

      W. T. ZurSchmiede, Jr. in 1986 entered into an agreement with the Company pursuant to which he has earned out supplemental retirement benefits for 120 months after retirement by remaining in the Company's employ until age 65. The Company may terminate such payments if, at any time, the employee shall fail or refuse to provide advice and counsel to the Company when reasonably requested to do so. The monthly supplement provided for Mr. ZurSchmiede, Jr. is $4,166, the monthly disability is $3,332 and the death benefit is $333,000. Mr. ZurSchmiede Jr.'s supplement is fully funded by charges to operations in prior years.

Salaried Pension Plan

      The Company maintains a Salaried Pension Plan, which covers all salaried employees. The remuneration covered by the Plan is salary only. The approximate years of credited service for the officers named in the Summary Compensation Table are: W. T. ZurSchmiede, Jr., 29, Robert F. ZurSchmiede, 18, Thomas ZurSchmiede, 15; J. M. O'Brien, 21; Jeffrey M. Harness, 16. The maximum salary taken into account in calculating plan benefits is limited to $55,000, in order to comply with requirements of the Internal Revenue Code. Company contributions are computed on an actuarial basis which provides for fixed benefits in the event of retirement at a specific age or after a specified number of years of service. Contributions by the Company are, therefore, made to the Plan in the aggregate and the amount of the contribution, payment, or accrual in respect of a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan. The following table illustrates representative retirement benefits at the maximum levels for various service periods for employees under the Plan.

 Average Salary During                      Annual Normal Retirement Benefits
  The Final Ten Years                        For Years of Credited Service
       of Service                                     Indicated(1)
 ---------------------                   -------------------------------------
                                            15        20        25         30
                                         -------   -------   -------    -------
        $55,000 ......................   $15,675   $20,900   $26,125    $26,125

- ----------------
(1) Payable on a Life and 10 Year Certain basis. Life Only Option is not available under the Plan. For married participants, however, the form of benefit payment is the qualified 50% or 100% Joint and Survivor Annuity, unless another form is elected. Benefits are increased actuarially for late retirement. The benefit amounts set forth are not subject to any reduction for Social Security benefits.

    The amount payable to Plan participants may not be less than their June 30, 1995 accrued benefit. The estimated annual accrued benefits effective as of June 30, 1995 are: Jeffrey M. Harness, $15,576; J. M.

                                         10

    O'Brien, $26,244; Robert ZurSchmiede, $22,800; Thomas ZurSchmiede, $21,492.
    W. T. ZurSchmiede, Jr. elected to receive his plan benefit in a single lump sum payment on July 1, 1995.

401K Savings Plan

      The Company adopted, effective September 1, 1993, a 401(k) tax deferred savings plan. This plan is available to all eligible employees, essentially all full time, non-organized employees. The plan is non-contributory, that is, the Company does not match any portion of the employees' contributions. The Company does, however, bear the costs of administering the plan, which are expected to be about $12,500 per year. Employees may contribute up to 20% of their annual compensation, but not more than the maximum amount permitted under the Internal Revenue Code. Comerica Bank is the Trustee of the plan. Contributions are invested in one or more of six no-load mutual funds sponsored by Comerica Bank, and two Fidelity mutual funds, as selected by each employee.

Board of Directors and Committees

      Directors who are employees of the Company receive no compensation in addition to their salaries and benefits received as employees. Directors who are not employees of the Company are paid quarterly a retainer fee of $4,500 for all services as a Director. In addition, the Chairman of the Audit Committee receives $750 quarterly and the Chairman of the Salary Compensation Committee receives $750 quarterly. Each Director is a party to an agreement with the Company under which it confirms to him the indemnity provided for Directors under the Michigan Business Corporation Act and secures that undertaking by providing for relating bank Letters of Credit, Trusts or other arrangements.

      To attract, retain and motivate service on the Company's Board of Directors, the Company has a retirement plan for Directors who are not also employees of the Company. A Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter next following the date of termination of his or her directorship. The benefit will be paid quarterly for a period of time equal to the years of Board service of the Director but not to exceed fifteen years (10 years if the recipient is not the Director or his spouse) and will be in the amount of the quarterly base retainer fee being paid to the Director at the time of his or her termination as a Director or the above quarterly retainer whichever is greater. Directors who are former employees of the Company but who have at least one year of service on the Board as a non-employee of the Company will be entitled to the same benefits as if all of their Board service had been as a non-employee. The plan will be funded pursuant to the terms of a so-called Rabbi trust created September 13, 1995. The trust is irrevocable, but in the event all benefits payable under the plan have been paid, all amounts remaining in the trust would be returned to the Company. In the event of the insolvency (as defined in the trust agreement) of the Company, all amounts held in trust would be subject to the claims of the Company's creditors.

      During the fiscal year ended June 30, 1996, the Board of Directors held eight meetings. The Company has standing Audit, Salary Compensation, Finance and Restricted Stock Bonus Committees but does not have a standing Nominating Committee or any Committee performing similar functions.

      The Audit Committee, comprising Messrs. Tennent (Chairman), Butler (Vice Chairman) and Slavin, held two meetings during the year. Generally, the Audit Committee recommends to the full Board the engagement or discharge of the independent public accountants to be appointed for the Company; reviews the proposed scope of the annual audit and the findings of the independent public accountants upon completion of the annual audit; reviews the independence of the public accountants and considers the range of their audit and non-audit fees; reviews with the independent public accountants and with appropriate corporate personnel the adequacy of internal procedures and controls and monitors the Company's published policies on management integrity.

      The Finance Committee, comprising Messrs. ZurSchmiede, Jr. (Chairman), Harness and Tennent, held two meetings during the year. The Committee studies and makes recommendations to the Board concerning fundamental financial policies of the Company with particular reference to the incurring of material corporate debt and material capital expenditures.

      The Salary Compensation Committee comprising Messrs. Tennent (Chairman), Butler (Vice Chairman), Slavin and ZurSchmiede, Jr., held one meeting during the year. The Committee recommends the salaries of all elected officers, including bonuses, and is responsible for the continuing study of executive compensation, so that the Company may remain competitive in that regard.

      The Restricted Stock Bonus Committee, comprising Board members who are not employees of the Company and not eligible for any stock award pursuant to the Plan (Messrs. Tennent, Chairman, Butler and Slavin), administers the Company's Restricted Stock Bonus Plan. The Committee recommends the persons who are to receive such awards, the form and amount of awards to be made to each person and the conditions under which awards are restricted. The Restricted Stock Bonus Committee did not meet during the year.

Relationship with Independent Public Accountants

      The Board of Directors has reappointed Ernst & Young as independent accountants to audit the financial statements of the Company for the current fiscal year. One or more members of the firm of Ernst & Young are expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement.

Compliance With Section 16(a) of the Exchange Act

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and its executive officers and persons who own more than ten percent of the Company's equity securities are required to report ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and to furnish to the Company copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, and written representations of its directors and executive officers, the Company believes that during the fiscal year ended June 30, 1996 those filing requirements were met.

Concerning Other Matters Which May Come Before the Meeting

      At the meeting, reports will be received from the Officers of the Company relative to the operation, management and conduct of the Company during the fiscal year ended June 30, 1996, but it is not contemplated that there will be any vote in respect of any of said matters. Management is not aware of any other matters to be presented for action at the meeting, and it is not intended to bring any other matters before the meeting, except those specifically set forth above. However, should any other matters requiring the vote of the Shareholders arise, the persons named in the enclosed form of Proxy will vote such Proxy according to their best judgment.

Proposals for 1997 Annual Meeting

      Shareholder proposals pursuant to Rule 14(a)(8) promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than May 31, 1997 in order to be included in the Company's Proxy Statement and Form of Proxy for that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

Concerning Expenses of Proxies Solicitation

      The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by mail, telegraph or telex, or by directors, officers and regular employees of the Company in person or by telephone. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the distribution of Proxy materials and to solicit Proxies from the banks, brokers and nominees at a cost of not to exceed $4,500 plus reasonable out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the Proxy Statement and the Annual Report to the beneficial owners of common stock of the Company.

      It is important that Proxies be returned promptly in order that a quorum of the Company's shares be represented at the Annual Meeting. Shareholders who do not expect to attend the meeting in person are urged to execute and return, without delay, the enclosed form of Proxy in the enclosed, stamped envelope.

                                         By Order of the Board of Directors

                                            W. T. ZurSchmiede, Jr., Secretary

Detroit, Michigan
September 27, 1996

P.S. Although not a part of the Proxy soliciting material, a copy of the Company's Annual Report for the fiscal year ended June 30, 1996 is enclosed herewith.

[ Form of Proxy -- Front ]

                             FEDERAL SCREW WORKS

The undersigned hereby constitutes and appoints Hugh G. Harness and Thomas ZurSchmiede or either of them, attorneys and proxies with full power of substitution to vote at the Annual Meeting of Shareholders of Federal Screw Works, to be held on Thursday, October 24, 1996, or at any adjournment or adjournments thereof.

The shares represented by this proxy will be voted as directed. Unless authority is withheld, this proxy will be voted to elect as directors the nominees shown.

Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated September 27, 1996 and the Annual Report of Federal Screw Works to its shareholders for the year ended June 30, 1996. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

              PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND
                    RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                          HAS YOUR ADDRESS CHANGED?
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

[ Form of Proxy -- Back ]

/ X /  PLEASE MARK VOTES
       AS IN THIS EXAMPLE
                                             With-     For All
                                     For     hold      Except        2.) To act in their discretion upon the transaction of
1.)    Election of Directors:        /  /    /  /        /  /            such other business as may properly come before the
                                                                         meeting.
                     Thomas W. Butler, Jr.
                     Robert F. ZurSchmiede

       If you do not wish to direct the voting of your shares            FEDERAL SCREW WORKS
       for a particular nominee, mark the "For All Except" box
       and strike a line through the Nominee(s) name. Your
       shares will be voted for the remaining Nominee(s).

       RECORD DATE SHARES:

Please be sure to sign and date this Proxy.   Date ____________          Mark box at right if address change has been noted
                                                                         on the reverse side.  /  /
Shareholder sign here ____________ Co-owner sign here _________

DETACH CARD                                                              DETACH CARD